EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-8 Nos. 333-05304, 333-06886 and 333-77391) pertaining to the Gemstar International Group Limited 1994 Stock Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-31074) pertaining to NuvoMedia, Inc. 1997 Stock Plan, 333-31170 pertaining to SoftBook, Inc. 1996 Stock Plan,

(3)	Registration Statement (Form S-8 No. 333-42720) pertaining to TV Guide, Inc. 401(k) Plan,

(4)	Registration Statement (Form S-8 No. 333-96407) pertaining to TV Guide, Inc. Equity Investment Plan,

(5)	Registration Statement (Form S-8 No. 333-105531) pertaining to the Gemstar International Group Limited 1994 Stock Incentive Plan,

(6)	Registration Statement (Form S-8 No. 333-108016) pertaining to the Gemstar International Group Limited 1994 Stock Incentive Plan,

of our reports dated February 17, 2006, with respect to the consolidated financial statements of Gemstar-TV Guide International, Inc., Gemstar-TV Guide International, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Gemstar-TV Guide International, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

Ernst & Young LLP

Los Angeles, California

March 7, 2006